UNANIMOUS WRITTEN CONSENT
OF THE DIRECTORS OF
PRIDE BUSINESS DEVELOPMENT HOLDINGS INC.
(a Nevada Corporation)

The undersigned, being all the directors of Pride Business Development Holdings Inc. (the “Company”) hereby waive any and all requirements for the holding of a meeting of the Board of Directors of the Company and do hereby adopt the following resolutions by signing this unanimous written consent thereto pursuant to the provisions of NRS 78.315 of the Nevada Revised Statutes, effective as of the 13th day of March, 2007.

WHEREAS, L.L. Bradford and Company, LLC resigned as the Company’s independent auditors effective as of January 19, 2007;

WHEREAS, the Company executed an Engagement Letter dated as of January 26, 2007 (the “Engagement Letter”) pursuant to which the Company engaged Weinberg & Company, P.A. to serve as the Company’s independent auditors and the Board of Directors wishes to ratify the engagement;

NOW THEREFORE RESOLVED, that the Board of Directors ratifies the appointment of Weinberg & Company, P.A. as its independent auditors for the fiscal year ended December 31, 2006;

RESOLVED, that the Board of Directors deems it advisable and in the best interest of the Company to approve the attached Engagement Letter by and between the Company and Weinberg & Company, P.A. dated January 26,, 2007;

RESOLVED, that the appropriate corporate officers be, and each of them with full authority to act without the others hereby is, authorized and directed for and on behalf of the Company to take or cause to be taken any and all actions, to execute and deliver any and all certificates, instructions, requests, or other instruments, and to do any and all things which, in any such officer's judgment, may be necessary or desirable to effect each of the foregoing resolutions and to carry out the purposes thereof, the taking of any such actions, the execution and delivery of any such certificates, instructions, requests, or instruments, or the doing of any such things to be conclusive evidence of their necessity or desirability.

RESOLVED, this consent may be executed in multiple counterparts, all of which when taken together shall constitute one and the same consent; and

RESOLVED, that this consent may be executed by facsimile signature and upon such execution shall have the same force and effect as an original.

IN WITNESS WHEREOF, the undersigned, being all the directors of the Company, consent hereto in writing as of the first date written above, and direct that this instrument be filed with the minutes of proceedings of the Board of Directors of the Company.

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Francine Markow	Ari Markow

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Michael Markow